UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2015, Mr. Allen Muhich resigned as the Chief Financial Officer, Vice President of Finance and Secretary of Radisys Corporation (the “Company”) to pursue other opportunities.

On February 17, 2015, the Board of Directors of the Company (the “Board”) appointed Mr. Jonathan Wilson as Chief Financial Officer, Vice President of Finance and Secretary of the Company (principal financial officer and principal accounting officer) in replacement of Mr. Muhich.

Mr. Wilson joined the Company in May 2011 and has served as the Corporate Controller of the Company since 2011 and the Director of Finance, Tax and Treasury of the Company since January 2014. Mr. Wilson has no family relationships with any other officer or director of the Company.

In connection with his appointment as Chief Financial Officer, Vice President of Finance and Secretary, the Compensation Committee approved an increase in Mr. Wilson’s annual base salary to $250,000 and variable incentive target compensation to $100,000, for a total annual target cash amount of $350,000; an additional variable incentive bonus is available in an amount up to $100,000, payable upon attainment of certain performance targets; and grants under the Company’s 2007 Stock Plan (as amended, the “2007 Stock Plan”), of 100,000 incentive stock options, effective February 17, 2015, which provide for an exercise price equal to the fair market value of the Company’s common stock at the close of trading on the date of grant, a term of seven years with one-third vesting on the first anniversary of the date of grant and the remainder vesting monthly in installments of 1/24 per month, and 25,000 restricted stock units (“RSUs”), effective April 1, 2015, which vest in equal, annual installments over a period of three years with the first installment vesting on the first anniversary of the date of grant. Further, the Compensation Committee agreed to grant him 125,000 price vesting performance shares under the Company’s Long Term Incentive Plan (as amended, the “LTIP”) if and when the Compensation Committee implements such price vesting performance share program for the Company.

In connection with his promotion to be the Chief Financial Officer, Vice President of Finance and Secretary of the Company, the Compensation Committee also approved an amended and restated executive severance agreement and an executive change of control agreement for Mr. Wilson.

Under the amended and restated executive severance agreement, if Mr. Wilson’s employment with the Company is terminated other than for cause, death or disability, or if he terminates his employment with the Company for good reason, subject to his signing a release of claims, he will be entitled to (i) a payment of 12 months base pay at the rate in effect immediately prior to the date of termination, (ii) up to 12 months of continued coverage pursuant to COBRA, (iii) stock-based incentive compensation plan payout under each stock-based incentive compensation plan maintained by the Company pursuant to the terms of and within the periods specified in each such stock-based incentive compensation plan that may then be applicable and (iv) partial cash-based incentive compensation plan payout, if any.

The executive change of control agreement provides that if the Company terminates Mr. Wilson’s employment (other than for cause, death or disability) or if he terminates his employment with the Company for good reason within 12 months following a change of control of the Company or within three (3) months preceding a change of control, subject to his signing a release of claims and less any amounts previously paid under his executive severance agreement, Mr. Wilson will be entitled to receive severance pay in a cash amount equal to twelve (12) months of his annual base pay at the highest annual rate in effect at any time within the 12-month period preceding the date of termination. Upon such termination, and in addition to severance pay, he will also be entitled to receive (i) COBRA benefits for twelve (12) months, (ii) if certain conditions are satisfied, all stock options, restricted stock units, performance shares and other equity awards granted to Mr. Wilson under the 2007 Stock Plan or any other similar incentive plan shall be immediately exercisable in full, or vested, as applicable, in accordance with the applicable provisions of the relevant award agreement and (iii) partial cash-based incentive compensation plan payout, if any.

The foregoing descriptions of the awards under the 2007 Stock Plan, the LTIP, the amended and restated executive severance agreement with Mr. Wilson, and the executive change of control agreement with Mr. Wilson do not purport to be complete and are qualified in their entirety by reference to the 2007 Stock Plan and the award agreements thereunder, the LTIP and the award agreements thereunder, the amended and restated executive severance agreement with Mr. Wilson and the executive change of control agreement with Mr. Wilson, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Information

On February 9, 2015, the Board determined to hold the Company’s 2015 annual meeting approximately 12 months after the 2014 annual meeting. Accordingly, the Board set September 21, 2015 as the date of the Company's 2015 annual meeting of shareholders and set July 28, 2015 as the record date for determining shareholders entitled to vote at the annual meeting. The annual meeting will be held at 9:00 a.m. Pacific Standard Time at the Company's corporate headquarters located at 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has determined that proposals to be considered for inclusion in the Company's proxy statement for the annual meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices on or before April 13, 2015.

For all shareholder proposals or director nominations made outside of Rule 14a-8 of the Exchange Act, the Company's bylaws require shareholders to give the Company advance notice of any such proposal or director nomination to be submitted at the annual meeting. A copy of the relevant provisions of the bylaws will be provided to any shareholder upon written request to the Corporate Secretary at the address below. The bylaws prescribe the information to be contained in any such notice. To be timely, any notice relating to a shareholder proposal or director nominations made outside of Rule 14a-8 for the annual meeting must be received by the Company no earlier than May 25, 2015 and no later than June 24, 2015.

All proposals should be directed to the attention of the Corporate Secretary, Radisys Corporation, 5435 NE Dawson Creek Drive, Hillsboro, Oregon 97124.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amended and Restated Executive Severance Agreement, dated February 17, 2015, between Radisys Corporation and Jonathan Wilson.

10.2	Executive Change of Control Agreement, dated February 17, 2015, between Radisys Corporation and Jonathan Wilson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION
Date:	February 17, 2015	By:	/s/ Jonathan Wilson
Jonathan Wilson
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amended and Restated Executive Severance Agreement, dated February 17, 2015, between Radisys Corporation and Jonathan Wilson.

10.2	Executive Change of Control Agreement, dated February 17, 2015, between Radisys Corporation and Jonathan Wilson.